UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

The 2012 Annual General Meeting of Shareholders of Tyco International Ltd. (the “Company”) was held on March 7, 2012 in Zürich, Switzerland.  At the meeting, the holders of 383,669,301 registered shares of the Company’s common stock were represented in person or by proxy, constituting a quorum.  At the meeting, shareholders voted on the following proposals and cast their votes as described below.  The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 13, 2011.  The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal No. 1 — Approval of the Annual Report and Financial Statements

Proposal No. 1 was a management proposal to approve the annual report, the parent company financial statements of Tyco International Ltd and the consolidated financial statements for the fiscal year ended September 30, 2011.  This proposal was approved by the requisite vote.

For	Against	Abstain
380,528,471	233,768	2,907,062

Proposal No. 2 — Discharge of the Board of Directors from Liability

Proposal No. 2 was a management proposal to discharge the Board of Directors from liability for the financial year ended September 30, 2011. This proposal was approved by the requisite vote.

For	Against	Abstain
376,844,172	4,822,858	2,002,271

Proposal No. 3 — Election of the Board of Directors

Proposal No. 3 was the election of the Board of Directors.  The following individuals were elected to serve on the Board of Directors for a one-year term.

Name	For	Withhold	Broker Non-Vote
Edward D. Breen	351,359,487	9,247,375	23,062,439
Michael E. Daniels	358,600,836	2,006,026	23,062,439
Timothy Donahue	351,858,425	8,748,437	23,062,439
Brian Duperreault	358,874,561	1,732,301	23,062,439
Bruce S. Gordon	358,875,492	1,731,370	23,062,439
Rajiv L. Gupta	351,696,840	8,910,022	23,062,439
John A. Krol	358,712,961	1,893,901	23,062,439
Brendan R. O’Neill	358,424,815	2,182,047	23,062,439
Dinesh Paliwal	358,936,163	1,670,699	23,062,439
William S. Stavropoulos	358,154,734	2,452,128	23,062,439
Sandra S. Wijnberg	352,161,344	8,445,518	23,062,439
R. David Yost	352,354,383	8,252,479	23,062,439

Proposal No. 4.a — Election of Statutory Auditors (Deloitte AG (Zürich))

Proposal No. 4.a was a management proposal to elect Deloitte AG (Zürich) as statutory auditors until the next annual general meeting.  This proposal was approved by the requisite vote.

For	Against	Abstain
380,356,818	2,082,200	1,230,283

Proposal No. 4.b — Ratification of Independent Registered Public Accounting Firm (Deloitte & Touche LLP)

Proposal No. 4.b was a management proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm for purposes of United States securities law reporting for the year ending September 28, 2012. This proposal was approved by the requisite vote.

For	Against	Abstain
380,368,597	2,073,753	1,226,951

Proposal No. 4.c — Election of Special Auditors (PricewaterhouseCoopers AG (Zürich))

Proposal No. 4.c was a management proposal to elect PricewaterhouseCoopers AG (Zürich) as special auditors until the next annual general meeting. This proposal was approved by the requisite vote.

For	Against	Abstain
381,875,319	559,673	1,234,309

Proposal No. 5.a — Allocation of Fiscal Year 2010 Results

Proposal No. 5.a was a management proposal to allocate the Company’s income for 2011 on its stand-alone Swiss statutory financial statements to reduce the accumulated deficit.  This proposal was approved by the requisite vote.

For	Against	Abstain
381,824,133	318,927	1,526,241

Proposal No. 5.b — Consolidation of Reserves

Proposal No. 5.b was a management proposal to consolidate the Company’s reserves in its statutory accounts.  This proposal was approved by the requisite vote.

For	Against	Abstain
381,804,151	379,046	1,486,104

Proposal No. 5.c — Payment of an Ordinary Cash Dividend

Proposal No. 5.b was a management proposal to pay an ordinary cash dividend of up to $1.00 per share out of the Company’s “contributed surplus” equity position.  A portion of the dividend will be paid in two equal instalments of $0.25 per share on May 23, 2012 and August 22, 2012.  In addition, shareholder conditionally approved the payment of additional $0.25 dividends on November 15, 2012 and February 20, 2013.  These conditional dividends will not be paid if the record date for the spin-offs of the Company’s flow control and North American residential and small business security businesses precedes the record date that would otherwise be required to pay such cash dividends on such dates.

For	Against	Abstain
382,256,595	194,066	1,218,640

Proposal No. 6 — Advisory (Consultative) Vote on Executive Compensation

Proposal No. 6 was a management proposal to hold a non-binding advisory (or consultative) vote on the compensation of the Company’s executives, as described in the section of the Proxy Statement entitled “Executive Compensation Report.”  This proposal was approved by the requisite vote.

For	Against	Abstain	Broker Non-Vote
337,603,627	18,106,149	4,897,086	23,062,439

Proposal No. 7 — Amendments to Articles of Association.

Proposal No. 7 was a management proposal to amend the Company’s Articles of Association to reflect new Swiss legal regulations regarding book-entry shares and the change in the Company’s registered seat in Switzerland.  This proposal was approved by the requisite vote

For	Against	Abstain
381,544,187	522,469	1,602,645

Item 8.01               Other Events.

At the annual general meeting, under Proposal No.7, the Company’s shareholders approved amendments to the Company’s Articles of Association to reflect new Swiss legal regulations regarding book-entry shares under Article 7 and the change in the Company’s registered seat in Switzerland under Article 1thereof.  A copy of the amended Articles of Association reflecting the change to Article 7 is attached hereto as Exhibit 3.1 and incorporated herein by reference.  We expect to further amend Article 1 of the Articles of Association once the corporate seat is moved to Neuhausen.

Item 9.01               Exhibits

Exhibit No.	Description
3.1	Articles of Association of Tyco International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

By:	/s/ Judith A. Reinsdorf
Judith A. Reinsdorf
Executive Vice-President and General Counsel

Date: March 12, 2012